Exhibit 99.1

CARTER VALIDUS MISSION CRITICAL REIT, INC. ENGAGES GOLDMAN, SACHS & CO.

Tampa, Florida, September 9, 2015 – The board of directors (the “Board”) of Carter Validus Mission Critical REIT, Inc. (“Carter Validus”) announced today that it engaged Goldman, Sachs & Co. as a financial advisor to assist Carter Validus explore strategic alternatives.

There is no assurance that this exploration will result in any transaction being announced or consummated. Carter Validus does not intend to discuss or disclose further developments during this process unless and until the Board has approved a specific action or otherwise determined that further disclosure is appropriate.

About Carter Validus Mission Critical REIT, Inc.

Carter Validus engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities, preferably with long-term net leases to investment grade and creditworthy tenants. As of June 30, 2015, Carter Validus owned 48 real estate investments, consisting of 79 properties located in 44 metropolitan statistical areas. Carter Validus’ data center portfolio consisted of 20 properties located across the United States and its healthcare portfolio consisted of 59 properties with a diversified focus, including medical office buildings, specialty surgical centers, and hospital properties.

Carter Validus Mission Critical REIT, Inc. is a non-traded, publicly registered real estate investment trust that invests in data center and healthcare assets across the United States.

Media Contact:

Lisa Drummond

Chief Operating Officer

ldrummond@cvreit.com

813-387-1691

Forward Looking Statements

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Carter Validus Mission Critical REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.